UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  July 22, 2015

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On July 22, 2015, General Moly, Inc. (the “Company”) and SeAH Besteel Corporation, a Korean corporation, entered into a First Amendment (the “Amendment”) to the Molybdenum Supply Agreement dated May 14, 2008 (the “Supply Agreement”).  Under the Amendment, the parties have agreed that the Supply Agreement will terminate on December 31, 2020, if the Commencement Date (as defined under the Supply Agreement) has not occurred.  The parties remain committed to their obligations under the Supply Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1

Molybdenum Supply Agreement between the Company and SeAH Besteel Corporation, dated as of May 14, 2008 (Filed as Exhibit 10.25 to our Quarterly Report on Form 10-Q filed on August 4, 2008.) (Confidential treatment has been granted for certain portions of this exhibit, and such confidential portions have been separately filed with the Securities and Exchange Commission.)

10.2	First Amendment to Molybdenum Supply Agreement dated July 22, 2015, by and between SeAH Besteel Corporation and General Moly, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: July 24, 2015	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer